GUARANTY

          This Guaranty, made as of December 3, 1996 (this "Guaranty"), is by Diamond Home Services, Inc., a Delaware corporation (the "Guarantor"), in favor of American National Bank and Trust Company of Chicago, a national banking association (the "Bank"). Capitalized terms used in this Guaranty and not otherwise defined have the meanings assigned to such terms in the Loan Agreement (as defined below).

                              W I T N E S S E T H:

          WHEREAS, the Guarantor (f/k/a Diamond Exteriors, Inc.) and the Bank were parties to the Loan and Security Agreement dated as of February 6, 1996 (as such agreement may be amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement");

          WHEREAS, under the Assignment, Delegation and Assumption Agreement dated as of May 24, 1996, by and among the Guarantor, Diamond Exteriors, Inc. (f/k/a Diamond Home Services, Inc.), a wholly owned subsidiary of the Guarantor ("Diamond Exteriors"), and the Bank, Diamond Exteriors assumed all of the rights, duties, obligations and liabilities of the Guarantor under the Loan Agreement and the Related Documents;

          WHEREAS, Diamond Exteriors has requested that the Bank, among other things, (i) modify the terms of the credit facility evidenced by the Loan Agreement and the Related Documents by, among other things, terminating the Finance Company Line of Credit and the Investment Loan Credit Commitment and
(ii) release the security interests in and Liens on the Collateral securing the Liabilities, and the Bank has agreed to such a request, subject to the terms and conditions of the Third Amendment and Release to Loan and Security Agreement of even date with this Guaranty (the "Third Amendment"), between Diamond Exteriors and the Bank;

          WHEREAS, it is a condition to the amendments to the Loan Agreement and releases of Collateral contemplated by the Third Amendment that the Guarantor have executed and delivered this Guaranty;

          WHEREAS, the Guarantor acknowledges that the amendments to the Loan Agreement and releases of Collateral contemplated by the Third Amendment benefits the Guarantor both directly and indirectly; and

          WHEREAS, in consideration of the benefits that inure to the Guarantor, and in order to induce the Bank to make the amendments to the Loan Agreement and releases of Collateral contemplated by the Third Amendment, the Guarantor desires to guarantee the due and punctual payment of all of Diamond Exterior's Liabilities;

          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Guarantor agrees with the Bank as follows:

          SECTION 1.  GUARANTEE.

          1.1  Guarantee.

          (A) The Guarantor unconditionally and irrevocably guarantees the full and prompt payment when due (whether at maturity or earlier by reason of acceleration or otherwise) of, and the performance of, all of Diamond Exterior's Liabilities under the Loan Agreement and the Related Documents, whether now or hereafter existing and whether for principal, interest, fees, expenses or otherwise, and interest accruing on such Liabilities following the filing of a bankruptcy petition by or against Diamond Exteriors or the Guarantor (collectively, the "Loan Parties"), at the applicable rate specified for Base Rate Loans in the Loan Agreement, whether or not such interest is allowed as a claim in bankruptcy. The Guarantor further agrees that this Guaranty is an absolute guarantee of payment and is not a guarantee of collection.

          (B) (i) The Guarantor will pay to the Bank, on demand by the Bank and in immediately available funds, the full amount of the Liabilities then due and payable, and whether for principal, interest, fees, expenses or otherwise, and interest accruing on the Liabilities following the filing of a bankruptcy petition by or against any of the Loan Parties at the applicable rate specified for Base Rate Loans in the Loan Agreement, whether or not such interest is allowed as a claim in bankruptcy and (ii) the Guarantor further agrees to pay to the Bank and reimburse the Bank for, on demand and in immediately available funds, (a) all losses, fees, costs and expenses (including, without limitation, all court costs and reasonable attorneys' and paralegals' fees, costs and expenses) paid or incurred by the Bank in: (I) endeavoring to collect all or any part of the Liabilities from, or in prosecuting any action against any of the Loan Parties relating to the Loan Agreement, the Related Documents or the transactions contemplated thereby; (II) taking any action with respect to any security or Collateral securing the Liabilities or obligations of any of the Loan Parties; and (III) preserving, protecting or defending the enforceability of, or enforcing, this Guaranty or its respective rights under this Guaranty (all such losses, fees, costs and expenses described in clauses (I) through (II) above are referred to as the "Expenses") and (b) interest on the Expenses, from the date of demand under this Guaranty until paid in full at the applicable rate specified for Base Rate Loans in the Loan Agreement. The undertakings of the Guarantor to the Bank as specified in this Section 1.1 are referred to collectively as the "Guaranteed Obligations."

          1.2 Liabilities Unconditional. The Guarantor guarantees that the Liabilities will be paid strictly in accordance with the terms of the Loan Agreement and the Related Documents regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting such terms or the rights of the Bank with respect to the Liabilities. The Guarantor agrees that its Guaranteed Obligations under this Guaranty shall be unconditional, irrespective of:

          (A) the validity, enforceability, avoidance, assignment or subordination of any of the Liabilities, the Loan Agreement or the Related Documents;

          (B) the absence of any attempt by or on behalf of the Bank to collect, or to take any other action to enforce, all or any part of the Liabilities whether from or against any other guarantor, if any;

          (C) the election of any remedy by or on behalf of the Bank with respect to all or any part of the Liabilities;

          (D) any change in the time, manner or place of payment of, or in any other term of, or any increase in the amount of, all or any of the Liabilities, or the waiver, consent, extension, forbearance or granting of any indulgence by or on behalf of the Bank with respect to any provision in the Loan Agreement or the Related Documents;

          (E) the failure of the Bank to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for all or any part of the Liabilities;

          (F) the election by or on behalf of the Bank, in any proceeding instituted under the United States Bankruptcy Code, 11 U.S.C. Sections 101-1330 (the "Bankruptcy Code"), of the application of section 1111(b)(2) of the Bankruptcy Code;

          (G) any borrowing or grant of a security interest by the Guarantor, as debtor in possession, under section 364 of the Bankruptcy Code;

          (H) the disallowance, under section 502 of the Bankruptcy Code, of all or any portion of the claims of the Bank for repayment of all or any part of the Liabilities, including without limitation, any Expenses;

          (I) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Guarantor; or

          (J) any change, restructuring or termination of or to the corporate structure or existence of the Guarantor, or any restructuring or refinancing of all or any portion of the Liabilities.

          1.3 Enforcement; Application of Payments. The Bank may proceed directly and at once, without notice, against the Guarantor to obtain performance of and to collect and recover the full amount, or any portion, of the Guaranteed Obligations, without first proceeding against either Diamond Exteriors, any other guarantor or any other Person, or against any security or collateral for the Liabilities. The Bank has the exclusive right to determine the application of payments and credits, if any, from any of the Loan Parties, or from any other Person on account of the Liabilities, the Guaranteed Obligations or any other liability of any of the Loan Parties to the Bank.

          1.4  Waivers.

          (A) The Guarantor waives, to the fullest extent permitted by applicable law, promptness, diligence, presentment, demand of payment, filing of claims with a court in the event of receivership or bankruptcy of the Guarantor, protest or notice with respect to all or any part of the Guaranteed Obligations, all setoffs and counterclaims and all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Guaranty or any other guaranty, the benefits of all statutes of limitation, the benefits of any statute the effect of which would require the Bank to first proceed against Diamond Exteriors, any other guarantor or any other Person to enforce or collect all or any portion of the Liabilities before proceeding against the Guarantor for the enforcement of the Guarantor's obligations under this Guaranty, and all other demands whatsoever (and will not require that the same be made on any other Loan Party as a condition precedent to the obligations of the Guarantor under this Guaranty), and covenants that this Guaranty will not be discharged, except by indefeasible payment in full in cash and performance of the Liabilities and the Guaranteed Obligations.

          (B) The Guarantor consents that from time to time, and without further consent of the Guarantor, the Bank may take any or all of the following actions without affecting the liability of the Guarantor: (i) extend, renew, modify, compromise, settle or release the Liabilities (including any increase or decrease in the interest rate); (ii) release or compromise any liability of any party or parties with respect to the Liabilities; (iii) release its security interest in the Collateral or exchange, surrender or otherwise deal with the Collateral as the Bank may determine; or (iv) exercise or refrain from exercising any right or remedy of the Bank.

          (C) In the event the Bank bids at any foreclosure or trustee's sale or at any private sale permitted by law or under any of the Related Documents, the Bank may bid all or less than the amount of the Liabilities and the amount of such bid need not be paid by the Bank but will be credited against the Liabilities. The amount of the successful bid at any such sale, whether the Bank or any other Person is the successful bidder, will be conclusively deemed to be the fair market value of the Collateral.

          (D) The Guarantor agrees that, notwithstanding the foregoing and without limiting the generality of the foregoing, if the Bank is prevented by applicable law from exercising its rights to accelerate the maturity of the Liabilities, to collect interest on the Liabilities or to enforce or exercise any other right or remedy with respect to the Liabilities or Guaranteed Obligations, or the Bank is prevented from taking any action to realize on the Collateral, the Guarantor agrees to pay to the Bank, upon demand therefor, the amount which otherwise would have been due and payable had such rights and remedies been permitted to be exercised by the Bank.

          (E) The Guarantor assumes responsibility for keeping itself informed of the financial condition of Diamond Exteriors and of all other circumstances bearing upon the risk of nonpayment of the Liabilities or any part thereof, that diligent inquiry would reveal. The Guarantor agrees that the Bank has no duty to advise it of information known to the Bank regarding such condition or any such circumstance. In the event that the Bank in its sole discretion undertakes at any time or from time to time to provide any such information to the Guarantor, the Bank is under no obligation (i) to undertake any investigation not a part of its regular business routine, (ii) to disclose any information which it wishes to maintain confidential or (iii) to make any other or future disclosures of such information or any other information to the Guarantor.

          (F) The Guarantor consents and agrees that the Bank is under no obligation to marshal any assets in favor of the Guarantor or otherwise in connection with obtaining payment of any or all of the Liabilities or Guaranteed Obligations from any Person or source.

          1.5 Subrogation. The Guarantor will not exercise any rights which it may acquire by way of subrogation under this Guaranty, by any payment made under this Guaranty or otherwise, until all the Liabilities have been paid in full.
If any amount is paid to the Guarantor on account of such subrogation rights at any time when the Liabilities have not been paid in full, such amount will be held in trust for the benefit of the Bank and will be immediately paid to the Bank to be credited and applied upon the Liabilities whether matured or unmatured, in accordance with the terms of the Loan Agreement. If (i) the Guarantor makes payment to the Bank of all or any part of the Liabilities and
(ii) all the Liabilities have been paid in full, the Bank will, at the Guarantor's request, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of any interest in the Liabilities resulting from such payment by the Guarantor.

          1.6 Effectiveness; Termination; Release. This Guaranty becomes effective upon its execution by the Guarantor and continues in full force and effect and may not be terminated or otherwise revoked until all of the Liabilities under the Loan Agreement and the Related Documents and the Guaranteed Obligations under this Guaranty have been indefeasibly paid in full in cash, all financing arrangements between any of the Loan Parties and the Bank have been terminated. If, notwithstanding the foregoing, the Guarantor has any right under applicable law to terminate or revoke this Guaranty, the Guarantor agrees that such termination or revocation will not be effective until a written notice of such revocation or termination, specifically referring to this Section 1.6, signed by the Guarantor, is actually received by the Bank. Such notice will not affect the right and power of the Bank to enforce rights arising prior to receipt of such notice by the Bank. If the Bank grants loans or takes other action after the Guarantor terminates or revokes this Guaranty but before the Bank receives such written notice, the rights of the Bank with respect to this Guaranty is the same as if such termination or revocation had not occurred.

          1.7 Taxes. All payments by the Guarantor under this Guaranty will be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority.

          SECTION 2.  REMEDIES.

          The Bank has, in addition to any other rights and remedies contained in this Guaranty, the Loan Agreement, the Related Documents, all of the rights and remedies of a secured party under the Uniform Commercial Code and other applicable laws, all of which rights and remedies are cumulative, and not exclusive, to the extent permitted by law.

          SECTION 3.  REPRESENTATIONS AND WARRANTIES.

          The Guarantor represents and warrants that as of the date of the execution of this Guaranty, and so long as this Guaranty remains in effect:

          3.1 Corporate Existence. The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified as a foreign corporation and is in good standing in all states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary.

          3.2 Corporate Authority. The execution and delivery by the Guarantor of this Guaranty and the performance of its obligations under this Guaranty:
(i) are within its corporate powers; (ii) are duly authorized by its board of directors (and, if necessary, its shareholders); (iii) are not in contravention of the terms of its articles or certificate of incorporation or by-laws, or of any indenture, agreement or undertaking to which it is a party or by which it or any of its property is bound; (iv) does not, as of the execution of this Guaranty, require any consent, registration or approval of any Governmental Authority; (v) does not contravene any contractual or governmental restriction binding upon the Guarantor and (vi) will not result in the imposition of any Lien upon any property of the Guarantor under any existing indenture, mortgage, deed of trust, loan or credit agreement or other material agreement or instrument to which the Guarantor is a party or by which it or its property may be bound or affected.

          3.3 Binding Effect. This Guaranty is the legal, valid and binding obligations of the Guarantor and is enforceable against the Guarantor in accordance with its terms.

          3.4 Solvency. As more fully set forth on the Solvency and Business Purpose Affidavit delivered by the Guarantor in connection with the Guaranty, substantially in the form of Exhibit A, the Guarantor is not "insolvent" nor will its incurrence of obligations, direct or contingent, to repay the Liabilities render it "insolvent." For purposes of this Section 3.4, a corporation is "insolvent" if (i) the "present fair salable value" (as defined below) of its assets is less than the amount that will be required to pay its probable liability on its existing debts and other liabilities (including contingent liabilities) as they become absolute and matured; (ii) its property constitutes unreasonably small capital for it to carry out its business as now conducted and as proposed to be conducted including its capital needs; (iii) it intends to, or believes that it will, incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by it and amounts to be payable on or in respect of debt of it), or the cash available to it after taking into account all of its other anticipated uses of the cash is anticipated to be insufficient to pay all such amounts on or in respect of its debt when such amounts are required to be paid; or (iv) it believes that final judgments against it in actions for money damages will be rendered at a time when, or in an amount such that, it will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered), or the cash available to it after taking into account all other anticipated uses of its cash, is anticipated to be insufficient to pay all such judgments promptly in accordance with their terms. For purposes of this Section 3.4, the following terms have the following meanings: (a) the term "debts" includes any legal liability, whether matured or unmatured, liquidated, absolute, fixed or contingent, (b) the term "present fair salable value" of assets means the amount which may be realized, within a reasonable time, either through collection or sale of such assets at their regular market value and (c) the term "regular market value" means the amount which a capable and diligent businessman could obtain for the property in question within a reasonable time from an interested buyer who is willing to purchase under ordinary selling conditions.

          3.5  Financial Statements.

          (A) All balance sheets, statements of operations and other financial data which have been or will hereafter be furnished to the Bank for the purposes of or in connection with this Guaranty do and will present fairly the financial condition of the Persons involved as of the dates thereof and the results of their operations for the period(s) covered thereby.

          (B) The Guarantor's balance sheet as of September 30, 1996, and the related statements of the Guarantor's income and retained earnings, respectively, copies of which have been furnished to the Bank, fairly present the Guarantor's financial condition as at such date and the results of the Guarantor's operations for the period ended on such date, all in accordance with GAAP (but absent footnote disclosures and year-end adjustments for interim reports), consistently applied. Since September 30, 1996, there has been no material adverse change in such condition or operations.

          3.6 Loans. Other than under this Guaranty, the Guarantor currently has no Indebtedness.

          3.7 Survival of Warranties. All representations and warranties contained in this Guaranty survive the execution and delivery of this Guaranty.

          3.8 Subsidiaries. As of the date of this Guaranty, the Guarantor has no Subsidiaries other than Diamond Exteriors, Marquise Financial Services, Inc., a Delaware corporation, and Solitaire Heating and Cooling, Inc., a Delaware corporation.

          3.9  Litigation and Contingent Liabilities.

          (A) No litigation (including, without limitation, derivative actions), arbitration proceedings, governmental proceedings or investigations or regulatory proceedings that claim monetary damages in excess of (i) $100,000 in any single proceeding or (ii) $500,000 in aggregate for all such proceedings are pending or threatened (in writing and of which an officer of the Guarantor has knowledge) against the Guarantor, nor does the Guarantor know of any basis for any of the foregoing. In addition, there are no inquiries, formal or informal, which might give rise to such actions, proceedings or investigations.

          (B) The Guarantor has obtained all licenses, permits, franchises and other governmental authorizations necessary to the ownership of its properties or to the conduct of its businesses, a failure to obtain or violation of which could reasonably be expected to, in the aggregate, have a material adverse effect on the condition (financial or otherwise), business, results of operations or prospects of the Guarantor.

          (C) The Guarantor has no material contingent liabilities not provided for or disclosed in the financial statements referred to in Section 3.5(B).

          3.10 Other Agreements. The Guarantor is not in default under any agreement, contract, lease or commitment to which it is a party or by which it is bound, the effect of which could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, results of operations or prospects of the Guarantor. The Guarantor knows of no dispute regarding any agreement, contract, lease or commitment which could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, results of operations or prospects of the Guarantor.

          3.11 Compliance with Applicable Laws. The Guarantor is in compliance with the requirements of all applicable laws, rules, regulations, and orders of all governmental authorities (Federal, state, local or foreign, and including, without limitation, environmental laws, rules, regulations and orders), a breach of which could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, results of operations or prospects of the Guarantor.

          3.12 Securities Matters. The consummation of the transactions contemplated by this Guaranty, the Loan Agreement and the Related Documents will not violate any provision of the Securities Laws. The Guarantor agrees to indemnify the Bank and hold the Bank harmless from the claims of any Persons in connection with any of the Securities Laws and relating to the Loans or the transactions contemplated by this Agreement and the Related Documents, unless such claim arises from the wilful misconduct of the Bank.

          3.13 Investment Company Act. The Guarantor is not an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          3.14 Public Utility Holding Company Act. The Guarantor is not a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company," or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          SECTION 4.  AFFIRMATIVE COVENANTS.

          The Guarantor covenants and agrees that so long as this Guaranty remains in effect:

          4.1 Corporate Existence and Franchises. Except as otherwise expressly permitted in this Guaranty, maintain in full force and effect its separate existence and all rights, licenses, leases and franchises reasonably necessary to the conduct of its business.

          4.2 Books, Records and Inspections. Maintain complete and accurate books and records, permit the Bank to have access, upon reasonable notice, with reasonable frequency and during ordinary business hours, to the Guarantor's books and records, and permit the Bank to inspect the Guarantor's properties and operations.

          4.3 Taxes and Liabilities. Promptly pay when due all taxes, duties, assessments, license fees, registration fees and other liabilities, except such taxes, duties, assessments, license fees, registration fees and other liabilities as the Guarantor is diligently contesting in good faith and by appropriate proceedings; provided that the Guarantor has provided for and is maintaining adequate reserves with respect thereto in accordance with GAAP.

          4.4 Compliance with Applicable Laws. Comply with the requirements of all applicable laws, rules, regulations, and orders of all governmental authorities (federal, state, local or foreign and including, without limitation, Environmental Laws), a breach of which could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, results of operations or prospects of the Guarantor, except where the Guarantor is contesting an alleged breach in good faith and by proper proceedings and for which the Guarantor is maintaining adequate reserves in accordance with GAAP.

          4.5 Notice of Suit or Adverse Change in Business. The Guarantor will, as soon as possible, and in any event within five days after the Guarantor learns of the following, give written notice to the Bank of (i) any material proceeding(s) (including, without limitation, litigation, investigations, arbitration or governmental proceedings) being instituted or threatened to be instituted by or against the Guarantor in any federal, state, local or foreign court or before any commission or other regulatory body (federal, state, local or foreign), (ii) notice that the Guarantor's operations are not in full compliance with requirements of applicable federal, state or local environmental, health and safety statutes and regulations, (iii) notice that the Guarantor is subject to federal or state investigation evaluating whether any remedial action is needed to respond to the release of any hazardous or toxic waste, substance or constituent, or other substance into the environment and
(iv) notice that any properties or assets of the Guarantor are subject to an Environmental Lien.

          SECTION 5.  NEGATIVE COVENANTS.

          The Guarantor covenants and agrees that so long as this Guaranty remains in effect:

          5.1 Indebtedness. Not incur or permit to exist any Indebtedness except for the Indebtedness arising under this Guaranty.

          5.2 Liens. Not create or permit to exist any Lien with respect to any assets now owned or hereafter acquired.

          5.3 Guaranties, Loans, Advances or Investments. Not become or be a guarantor or surety of, or otherwise become or be responsible in any manner (whether by agreement to purchase any obligations, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services, or otherwise) with respect to any undertaking of any other Person, or make or permit to exist any loans or advances to, or investments in, any other Person, except for (i) the endorsement, in the ordinary course of collection, of instruments payable to it or to its order, (ii) Eligible Short-Term Investments,
(iii) guaranties of which the Bank is the beneficiary, (iv) stock, obligations or securities received in settlement of debts owing to the Guarantor in the ordinary course of business; and (v) if no Loans are outstanding, investments in municipal or corporate bonds with a rating equal to "A" by Standard & Poor's or common stock in any company traded on a national securities exchange or quoted on NASDAQ; provided, further, however, that in no event shall the Guarantor acquire pursuant to Section 5.3(v) more than 5% of the outstanding common stock of any company traded on a national securities exchange or quoted on NASDAQ.

          5.4 Dividend Restrictions. Not make any payment in cash, property or other assets upon or in respect of any shares of any class of its capital stock including, without limiting the foregoing, payments as dividends and payments for the purpose of redeeming, purchasing or otherwise acquiring any shares of any class of its capital stock, including in the term "stock" any warrant or option or other right to purchase such stock, or making any other distribution in respect as any such shares of stock or set aside any funds for any such purpose; provided, however, the Guarantor may repurchase its capital stock held by employees of the Guarantor upon their retirement, termination, disability or death so long as such repurchase does not violate any of the financial covenants contained in Section 5 and could not reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), business, results of operations or prospects of the Guarantor; provided, further, however, that the Guarantor may make dividends in cash and stock so long as if immediately after making such dividend, the Guarantor would be in compliance with each of the financial covenants contained in Section 5.

          5.5 Mergers, Consolidations, Sales. Not be a party to any (i) merger, (ii) consolidation or exchange of stock, (iii) purchase or other acquisition of all or substantially all of the assets or stock of any class of, or any partnership or joint venture interest in, any other Person, (iv) sale, transfer, conveyance or lease of all or any substantial part of its assets or
(v) sale or assignment, with or without recourse, of any receivables (other than for collection of delinquent Accounts in the ordinary course of business); provided, however, that the Guarantor may be a party to a transaction described in clause (i), (ii) or (iii) above so long that (a) immediately before and after such transaction, the Guarantor would be in compliance with each of the financial covenants contained in Section 5, (b) immediately after such transaction, Globe would continue to own, directly or indirectly, in the aggregate at least 35% of the voting common stock of the entity resulting from such transaction and members of the board of directors of the Guarantor designated by either the present management group of the Guarantor or by Globe would continue to constitute a majority of the board of directors of the entity resulting from such transaction and (c) immediately after such transaction, the Bank may make reasonable modifications to the financial covenants contained in
Section 5 and in Section 9 of the Loan Agreement. The Guarantor agrees that upon a transaction described in clause (i), (ii) or (iii) above, the Guarantor or the entity resulting from such a transaction will, at its cost and expense, execute and deliver all further instruments and documents that the Bank may reasonably request.

          5.6 Transactions with Affiliates. Not enter into any transaction with any Affiliate except (i) transactions in the ordinary course of business and on terms and conditions at least as favorable to the Guarantor as the terms and conditions that would apply in a similar transaction with a Person who is not an Affiliate and (ii) the subordinated promissory note made by Diamond Exteriors to the Guarantor in connection with the original public offering of the common stock of the Guarantor.

          5.7 Subsidiaries. Not create or allow to exist any Subsidiaries other than those listed in Section 3.8.

          5.8 Tangible Net Worth. Commencing January 1, 1997, not permit the Related Companies' Tangible Net Worth (as measured on a consolidated basis) to be less than $18,000,000 plus 50% of the Related Companies' net income (as determined in accordance with GAAP), calculated at the end of each of Diamond Exteriors' fiscal quarters through the Credit Termination Date.

          5.9 Current Ratio. Not permit the Related Companies' Current Ratio (as measured on a consolidated basis) to be less than 1.5:1, calculated the at the end of each of the Diamond Exteriors' fiscal quarters through the Credit Termination Date.

         5.10 Cash Flow Coverage. Not permit the Related Companies' Cash Flow Coverage Ratio (as measured on a consolidated basis) to be less than 1.3:1, calculated as of the end of each of the Diamond Exteriors' fiscal quarters through the Credit Termination Date and measured over the immediately preceding twelve-month period ending on such calculation date.

          5.11 Other Agreements. Not enter into any agreement containing any provision which would be violated or breached by the performance of its obligations under this Guaranty or under any instrument or document delivered or to be delivered by it under this Guaranty or in connection with this Guaranty or which would violate or breach any provision of this Guaranty or of any such instrument or document.

          SECTION 6.  MISCELLANEOUS.

          6.1 Amendments; Waiver. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor from this Guaranty is in any event be effective unless the same is in writing and signed by the Bank, and in the case of any amendment, signed by the Guarantor. Any waiver or consent given by the Bank in accordance with the preceding sentence is effective only in the specific instance and for the specific purpose for which given.

          6.2 Addresses for Notices. All notices and other communications provided for under this Guaranty must be in writing (including telegraphic, telex, telecopy or facsimile) and mailed, telegraphed, telexed, telecopied, facsimiled or delivered by hand, if to the Guarantor, at the address specified on the signature page of this Guaranty for the Guarantor, and if to the Bank, at the addresses specified in the Loan Agreement, or at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 6.2. All such notices and other communications will be effective as set forth in the Loan Agreement.

          6.3  No Waiver.

          (A) No failure on the part of the Bank to exercise, and no delay in exercising, any right under this Guaranty operates as a waiver of such right, nor does any single or partial exercise of any right under this Guaranty preclude any other or further exercise of such right or the exercise of any other right.

          (B) Failure by the Bank at any time or times hereafter to require strict performance by Diamond Exteriors, the Guarantor or any other Person of any of the provisions, warranties, terms or conditions contained in the Loan Agreement or the Related Documents now or at any time or times hereafter executed by Diamond Exteriors, the Guarantor or such other Person and delivered to the Bank does not waive, affect or diminish any right of the Bank at any time or times hereafter to demand strict performance thereof, and such right will not be deemed to have been modified or waived by any course of conduct or knowledge of the Bank or any agent, officer or employee of the Bank.

          (C) No waiver by the Bank of any default operates as a waiver of any other default or the same default on a future occasion, and no action by the Bank permitted under this Guaranty in any way affects or impairs any of the rights of the Bank or the obligations of the Guarantor under this Guaranty, under the Loan Agreement or any of the Related Documents. Any determination by a court of competent jurisdiction of the amount of any principal or interest or other amount constituting any of the Liabilities or Guaranteed Obligations will be conclusive and binding on the Guarantor irrespective of whether the Guarantor was a party to the suit or action in which such determination was made.

          6.4 Assignment. This Guaranty is binding upon the Guarantor, its successors and assigns, and inures to the benefit of and be enforceable by the Bank and its successors, transferees and assigns. The Guarantor has no right to assign its rights or delegate its duties under this Guaranty.

          6.5 Reinstatement. This Guaranty remains in full force and effect and continue to be effective should any petition be filed by or against any Loan Party for liquidation or reorganization, should any Loan Party become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the assets of any Loan Party and, to the fullest extent permitted by law, continues to be effective or be reinstated, as the case may be, if at any time payment and performance of the Liabilities, or any part thereof, is, under applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Liabilities or such part thereof, whether as a "voidable preference", "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Liabilities and Guaranteed Obligations will, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned. Notwithstanding anything to the contrary in this Guaranty, the provisions of this Section 6.5 survive termination of this Guaranty.

          6.6 Application of Payments. Notwithstanding any contrary provision contained in this Guaranty or in any Related Document, the Guarantor does irrevocably waive the right to direct the application of any and all payments at any time or times hereafter received by the Bank from the Guarantor or with respect to any of the Collateral, and the Guarantor does irrevocably agree that the proceeds of the Collateral may be applied by the Bank, in its sole discretion, to payment of the Guaranteed Obligations in the following order or in any other order chosen by the Bank, unless a court of competent jurisdiction shall otherwise direct:

          (A) FIRST, to payment of all costs and expenses of the Bank incurred in connection with the collection and enforcement of the Liabilities and the Guaranteed Obligations;

          (B) SECOND, to payment of that portion of the Liabilities constituting accrued and unpaid interest and fees owing to the Bank;

          (C) THIRD, to payment of the principal of the Liabilities owing to the Bank; and

          (D) FOURTH, the balance, if any, after all of the Guaranteed Obligations have been satisfied, to the Guarantor or its successor or assign or to whomever may be lawfully entitled to receive such as a court of competent jurisdiction may direct.

          6.7 Governing Law; Severability. This Guaranty is governed by, and be construed and interpreted in accordance with, the internal laws of the State of Illinois. Wherever possible, each provision of this Guaranty will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty is prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity and without invalidating the remaining provisions of this Guaranty.

          6.8  SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

          (A) EXCLUSIVE JURISDICTION. EXCEPT AS PROVIDED IN CLAUSE (B) BELOW, THE GUARANTOR AGREES THAT ALL DISPUTES ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THIS GUARANTY, WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, WILL BE RESOLVED ONLY BY STATE OR FEDERAL COURTS LOCATED IN COOK COUNTY, ILLINOIS, BUT THE GUARANTOR ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF COOK COUNTY, ILLINOIS. THE GUARANTOR WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

          (B) OTHER JURISDICTIONS. THE GUARANTOR AGREES THAT THE BANK HAS THE RIGHT TO PROCEED AGAINST THE GUARANTOR OR ITS PROPERTY IN A COURT IN ANY LOCATION TO ENABLE THE BANK TO REALIZE ON SUCH PROPERTY (INCLUDING, WITHOUT LIMITATION, THE COLLATERAL) OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE BANK. THE GUARANTOR AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY THE BANK TO REALIZE ON PROPERTY OF THE GUARANTOR (INCLUDING, WITHOUT LIMITATION, THE COLLATERAL) OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE BANK. THE GUARANTOR WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE BANK HAS COMMENCED A PROCEEDING DESCRIBED IN THIS CLAUSE (B).

          (C) WAIVER OF JURY TRIAL. THE GUARANTOR WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN THE BANK AND THE GUARANTOR ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THIS GUARANTY. THE GUARANTOR AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION WILL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE BANK MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS GUARANTY WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE GUARANTOR TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

          6.9 Section Titles. The section titles contained in this Guaranty are without substantive meaning or content of any kind whatsoever and are not a part of this Guaranty.

          6.10 Execution in Counterparts. This Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed are deemed to be an original and all of which taken together constitute one and the same Guaranty.

          6.11 Acknowledgement. The Guarantor acknowledges receipt of a copy of the Loan Agreement.

          6.12 Miscellaneous. All references in this Guaranty to any Loan Party include their respective successors and assigns, including, without limitation, a receiver, trustee or debtor-in-possession of or for such Persons. All references to the singular are deemed to include the plural where the context so requires.


                                  *     *     *


          Delivered at Chicago, Illinois, as of the day and year first above written.



                              DIAMOND HOME SERVICES, INC.


                              By:________________________________
                                 Name:
                                 Title:
                                 Address:







                              Acknowledged and agreed to
                              as of the 3rd day of December, 1996.



                              AMERICAN NATIONAL BANK AND TRUST
                                Guarantor OF CHICAGO


                              By: ____________________________
                                  Laurie B. Tanselle
                                  Assistant Vice President


                                           EXHIBIT A

                             SOLVENCY & BUSINESS PURPOSE AFFIDAVIT
                                               OF
                                  DIAMOND HOME SERVICES, INC.



                              STATE OF ILLINOIS        )
                                                       )
                              COUNTY OF:               )


                                        I, _______________, as ________________
                              of Diamond Home Services, Inc. (the "Guarantor"), being first duly sworn on oath, depose and say that:

                                        1.   I am a resident of the State of
                              _______.

                                        2.   I am the duly elected, qualified
                              and acting _________ of the Guarantor, a corporation duly organized and in good standing under the laws of the State of Delaware.

                                        3.   I am familiar with all of the
                              Guarantor's business and financial affairs, including, without limitation, all of the matters and things described in this Affidavit.

          4. As of the date of this affidavit, the Guarantor is not "insolvent" nor will its incurrence of obligations, direct or contingent, to repay the Liabilities render it "insolvent." For purposes of this Affidavit, a corporation is "insolvent" if (i) the "present fair salable value" (as defined below) of its assets is less than the amount that will be required to pay its probable liability on its existing debts and other liabilities (including contingent liabilities) as they become absolute and matured; (ii) its property constitutes unreasonably small capital for it to carry out its business as now conducted and as proposed to be conducted including its capital needs; (iii) it intends to, or believes that it will, incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by it and amounts to be payable on or in respect of debt of it), or the cash available to it after taking into account all of its other anticipated uses of the cash is anticipated to be insufficient to pay all such amounts on or in respect of its debt when such amounts are required to be paid; or (iv) it believes that final judgments against it in actions for money damages will be rendered at a time when, or in an amount such that, it will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered), or the cash available to it after taking into account all other anticipated uses of its cash, is anticipated to be insufficient to pay all such judgments promptly in accordance with their terms. For purposes of this Affidavit, the following terms have the following meanings: (a) the term "debts" includes any legal liability, whether matured or unmatured, liquidated, absolute, fixed or contingent, (b) the term "present fair salable value" of assets means the amount which may be realized, within a reasonable time, either through collection or sale of such assets at their regular market value and (c) the term "regular market value" means the amount which a capable and diligent businessman could obtain for the property in question within a reasonable time from an interested buyer who is willing to purchase under ordinary selling conditions.




                                 Name:
                                 Title:





          Subscribed and sworn to before the undersigned, a notary public in and for the state and county aforesaid, this ____ day of December, 1996.




                              Notary Public


                              My commission expires: